Exhibit 99

                              FOR IMMEDIATE RELEASE
                              ---------------------



                       ALL AMERICAN SEMICONDUCTOR REPORTS
                              FIRST QUARTER RESULTS
                  Over 25% Increase In Revenue Over Prior Year


Miami, FL - May 22, 2006 -- All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading distributor of electronic components, today announced its results for the first quarter of 2006.

Net sales for the quarter ended March 31, 2006 were $118.3 million, a 25.5% increase compared to net sales of $94.3 million for the same period of 2005. The Company reported a loss from operations of $(1.1) million for the first quarter of 2006, compared to income from operations of $1.1 million for the first quarter of last year. The net loss for the quarter ended March 31, 2006 was $(1.7) million or $(.43) per share (diluted), compared to net income of $61,000 or $.01 per share (diluted) for the first quarter of 2005.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "While we were pleased with the revenue growth achieved in the first quarter, the implementation of a new enterprise resource planning (ERP) system which was placed into service in February of 2006 had a significant adverse impact on our results for the first quarter of 2006. We incurred significant non-recurring expenses in connection with the implementation of the new system and the severe negative impact that it had on all aspects of our operations. The system issues also adversely affected our gross profit margins. The Company anticipates additional expenses for maintenance and further development expenses in connection with the new ERP system.

"Also causing a material impact on the results for the first quarter of 2006 is a non-recurring accrual for severance pay and certain bad debt adjustments and write-offs. Profitability was also impacted by the Company's strategic investment in expansion through the addition of personnel in North America, Europe and Asia in order to take advantage of the continuing industry consolidation, continuing trends for business to transfer outside of North America and address an overall improvement in conditions within the industry."

"The 25.5% increase in sales for the first quarter of 2006 compared to the first quarter of 2005 reflects improvements in industry conditions during the second quarter of 2005 which continued through the first quarter of 2006, opportunities created from the ongoing consolidation in our industry and gains resulting from the Company's growth strategies."

"Notwithstanding the significant problems created by the implementation of our new computer system, All American was again able to gain market share within North America during the first quarter of 2006. Our backlog of customer orders, which was $69 million at December 31, 2004, had increased significantly to $89 million by December 31, 2005. As of April 30, 2006, our backlog increased to $99 million."

All American is now recognized as the nation's 4th largest distributor of semiconductors and the 8th largest electronic components distributor overall. The Company has offices in 36 strategic locations throughout North America, as well as operations in both Asia and Europe.

To the extent that this press release discusses future performance, expectations, beliefs or intentions about our sales, gross profit margins, markets, future operating results or investments in the growth of our business or otherwise makes statements about our new ERP system and anticipated future expenses and future impact on productivity and operations related to such ERP system and the current or future market or industry conditions or trends, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: the failure of the new ERP system to improve or to be fully and successfully implemented as expected, further weakening industry and market conditions; a tightening by customers of their inventory levels; a continued slowdown in sales; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business and marketing strategies, including those outside North America and particularly in Asia; insufficient funds from operations, from the Company's credit facility and from other sources (debt and/or equity) to support the Company's operations or the inability of the Company to obtain additional financing at all when needed or on terms acceptable to the Company; an increase in interest rates, including as a result of increased pricing levels under its credit facility and/or interest rate hikes by the Federal Reserve Board, and/or an increase in the Company's average outstanding borrowings; a reduction in the level of demand for products of its customers including the level of growth of some of the new technologies supported by the Company; deterioration in the relationships with existing suppliers, particularly one of our largest suppliers; failure to improve or further decreases in gross profit margins, including decreasing margins resulting from the implementation of the new ERP system, the Company being required to have aggressive pricing programs, an increasing number of low-margin, large volume transactions, inventory oversupply conditions and/or increases in the costs of goods; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the impact from changes in accounting rules including the new accounting rules on stock-based compensation; adverse currency fluctuations; the adverse impact of terrorism or the threat of terrorism on the economy; and the other uncertainty, risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control.

In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                        ALL AMERICAN SEMICONDUCTOR, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands
 except per share amounts)

Quarters Ended March 31                                  2006               2005
--------------------------------------------------------------------------------

Net Sales                                         $   118,312        $    94,309
                                                  ===========        ===========

Income (Loss) from Operations                     $    (1,112)       $     1,119
                                                  ===========        ===========

Net Income (Loss)                                 $    (1,713)       $        61
                                                  ===========        ===========

Earnings Per Share:
  Basic                                                 $(.43)              $.02
                                                        =====               ====
  Diluted                                               $(.43)              $.01
                                                        =====               ====

Average Shares:
  Basic                                             3,976,693          3,912,449
                                                  ===========        ===========
  Diluted                                           3,976,693          4,134,268
                                                  ===========        ===========

                                      # # #
CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305)  621-8282 x1417